UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2011

Center Financial Corporation

(Exact name of registrant as specified in its charter)

California	000-50050	52-2380548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010

(Address of principal executive offices)

(213) 251-2222

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

On May 19, 2011, Center Bank filed applications with the Federal Deposit Insurance Corporation and the California Department of Financial Institutions requesting approval of the previously reported planned merger of Nara Bank and Center Bank. The merger of the two banks is to be in connection with the proposed “merger of equals” business combination previously announced by their respective holding companies, Nara Bancorp, Inc. (“Nara Bancorp”) and Center Financial Corporation (“Center Financial”).

Center Financial and Nara Bancorp intend to file at a later date an application with the Board of Governors of the Federal Reserve System requesting approval of the concurrent merger of Center Financial and Nara Bancorp.

On May 20, 2011, Center Financial and Nara Bancorp issued a joint press release announcing their branch consolidation plan for the merger of Nara Bank and Center Bank. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Joint Press Release, dated May 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER FINANCIAL CORPORATION,
a California corporation

Date:	May 20, 2011	By:	/s/ Lisa K. Pai
Lisa K. Pai Executive Vice President and General Counsel